Exhibit 32.1
CERTIFICATION
Pursuant to 18 U.S.C. § 1350, I, Scott D. Kaplan, Chief Executive Officer of Pruco Life Insurance Company, hereby certify that the accompanying Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, containing the financial statements of Pruco Life Variable Contract Real Property Account (a separate account of Pruco Life Insurance Company) and The Prudential Variable Contract Real Property Partnership (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Pruco Life Variable Contract Real Property Account and The Prudential Variable Contract Real Property Partnership.

Date: May 11, 2007
/s/ Scott D. Kaplan
Scott D. Kaplan
Chief Executive Officer
Pruco Life Insurance Company
The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.